Exhibit 10.8.b

FIRST AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2002 (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects to comply with the terms of the IRS favorable determination letter issued on November 6, 2009; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. Effective January 1, 2002, Section 3.1.1 is hereby amended to replace the introductory paragraph with the following:

Effective as of July 1, 2002, and for each Plan Year commencing thereafter, all Participants who have attained or will attain age fifty (50) by the close of the taxable year shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of Code Section 414(v) as follows:

2. Effective for limitation years beginning on or after July 1, 2007, Section 3.8 is hereby amended to add the following introductory sentence:

This Section 3.8 shall apply only to limitation years commencing prior to July 1, 2007.

3. Effective January 1, 2002, Section 14.1.8(c) is hereby amended to replace the phrase “separation from service” with the phrase “severance from employment.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 2nd day of February, 2010.

FMC Technologies, Inc.

By:	/s/ Maryann T. Seaman
Its:	Vice President, Administration